                                EXHIBIT 3.4(d)

                                   BYLAWS

                                     OF

                      ALABAMA METALLURGICAL CORPORATION
                      ---------------------------------

                      (A corporation incorporated under
                    the laws of the State of Washington)

                                 ARTICLE I.

                   SHAREHOLDERS AND SHAREHOLDERS' MEETINGS
                   ---------------------------------------

     1. Annual Meeting. The annual meeting of the shareholders of the
        --------------
corporation for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held each year at the registered office of the corporation, or at some other place, either within or without the State of Washington as designated by the Board of Directors, on the day and at the time hereinafter specified. If such day is a legal holiday, the meeting shall be held on the next business day at the same time and place. The day and time for said annual meeting shall be: The Tuesday of the week before Christmas week at 9:00 a.m.

     2. Special Meetings. Special meetings of the shareholders for any purpose
        ----------------
or purposes may be called at any time by the Board of Directors to be held at such time and place as the Board of Directors may prescribe.

     Upon the request of the President, the Board of Directors, or of any shareholder or shareholders holding in the aggregate one-tenth (1/10) of the voting power of all shareholders, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at the registered office of the corporation at such time as the Secretary may fix, not less than ten
(10) nor more than thirty-five (35) days after the receipt of said request, and if said Secretary shall neglect or refuse to issue such call, those making the request may do so.

     3. Notice of Meetings. Written notice of the place, day and hour of the
        ------------------
annual shareholders' meeting and written notice of the day, place, hour and purpose or purposes of special shareholders' meetings shall be delivered not less than ten (10)

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nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Except where expressly prohibited by law or the Articles of Incorporation, notice of the day, place, hour and purpose or purposes of any shareholders' meeting may be waived in writing by any shareholder at any time, either before or after the meeting, and attendance at the meeting in person or by proxy shall constitute a waiver of such notice of the meeting unless prior to or upon commencement of such meeting such person in attendance asserts that proper notice was not given.

     4.  List of Shareholders.  At least ten (10) days before any
         --------------------
shareholders' meeting, the Secretary of the corporation shall compile a complete list of the shareholders entitled to vote at any meeting or adjournment thereof, arranged in alphabetical order, with the address of each shareholder and the number of shares owned by each shareholder. Such list shall be open for examination by any shareholder during usual business hours at the registered office of the corporation for a period of at least ten days prior to any such meeting. Such list shall also be produced and kept open for examination at the time and place and during the course of any such meeting.

     5.  Quorum.  The holders of a majority of the shares entitled to vote at
         ------
a meeting, present in person or by proxy, shall constitute a quorum of shareholders for the transaction of business and the act of a majority of the shares present in person or by proxy at a meeting at which there is a quorum, shall be the act of the corporation, except as otherwise provided herein, by law or by the Articles of Incorporation. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     6.  Adjourned Meetings.  Whether for failure to obtain a quorum or
         ------------------
otherwise, an adjournment or adjournments of any shareholders' meeting may be taken to such time and place as the majority of those present may determine without any other notice than announcement at such meeting being given. Any meeting at which directors are to be elected shall be adjourned only from day to day until such directors are elected, and in the case of any meeting which is adjourned because of the failure of a quorum to attend, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

     7.  Proxies.  The holder of any proxy for a shareholder shall present
         -------
evidence of his appointment by an instrument in writing signed by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution. Revocation of a shareholder's proxy shall not be effective until written notice thereof has actually been received by the secretary of the corporation.


                                 ARTICLE II.

                             BOARD OF DIRECTORS
                             ------------------

     1.  Number and Qualification.  The business affairs and property of the
         ------------------------
corporation shall be managed by a three (3) member Board of Directors which may be increased to not more than nine (9) directors or decreased to not less than three (3) directors as provided in Article IX.

     2.  Election--Term of Office.  The directors shall be elected by the
         ------------------------
shareholders at each annual shareholders' meeting, to hold office until the next annual shareholder' meeting and until their respective successors are elected and qualified. In the event of failure to elect directors at any annual shareholders' meeting, or in the event of failure to hold any annual shareholders' meeting as provided by these Bylaws, directors may be elected at a special meeting of the shareholders called for that purpose.

     3.  Vacancies.  Except as otherwise provided by law, vacancies in the
         ---------
Board of Directors, whether caused by resignation, death, retirement, disqualification, removal or otherwise, may be filled by a majority of the remaining directors attending any meeting of the Board of Directors, even though less than a quorum is present, upon notice to all of the remaining directors that such vacancy is to be filled at such meeting. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified.

     4.  Quorum and Voting.  At any meeting of the Board of Directors, the
         -----------------
presence in person of a majority of the directors shall constitute a quorum for the transaction of business. If a quorum is present, the act of a majority of the directors present











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at such meeting shall be the act of the Board of Directors and of this corporation except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws. The directors present at a duly convened meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum. Abstention from voting on a motion by a director present at a meeting at which there is a quorum shall be counted as a vote against the motion.

     5.  Annual Meeting.  The first meeting of each newly elected Board of
         --------------
Directors shall be known as the annual meeting thereof, and shall be held immediately after the annual shareholders' meeting or any special shareholders' meeting at which a Board of Directors is elected. Said meeting shall be held at the same place as such shareholders' meeting unless some other place shall be specified by resolution of the shareholders.

     6.  Regular Meetings.  Regular meetings of the Board of Directors shall
         ----------------
be held at such place, day and hour as shall from time to time be fixed by resolution of the Board.

     7.  Special Meetings.  Special meetings of the Board of Directors may be
         ----------------
held at any place at any time whenever called by the President, Vice President, Secretary or Treasurer, or any two or more directors.

     8.  Notice of Meetings.  No notice of the annual meeting of the Board of
         ------------------
Directors shall be required. Notice of the time and place of all meetings of the Board of Directors other than the annual meetings shall be given by the Secretary, or by the person calling the meeting, by mail, radio, telegram, or by personal communication over the telephone or otherwise, at least three (3) days prior to the day upon which the meeting is to be held. However, no notice of any regular meeting need be given, if the time and place thereof shall have been fixed by resolution of the Board of Directors and a copy of such resolution mailed to every director at least three (3) days before the first meeting held pursuant thereto. Notice of any meeting of the Board of Directors may be waived in writing by any director at any time, either before or after such meeting, and attendance at such meeting in person shall constitute a waiver of notice of the time, day, place and purpose of such meeting except where a director attends for the express purpose of objecting to the transaction of any business because the meeting was not lawfully convened.

       9. Directors' Action Without a Meeting. The Board of Directors or a
          ------------------------------------
committee thereof may take any action which it could properly take at a meeting without such a meeting if a consent in writing setting forth the action so to be taken shall be signed before such action by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

      10. Committees of the Board. The Board of Directors, by resolutions
          ------------------------
adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and one or more other committees. Each such committee may exercise the authority of the Board of Directors to the extent provided in such resolution and any subsequent resolutions pertaining thereto and adopted in like manner. Such committees shall keep regular minutes of their proceedings and report to the Board of Directors when requested to do so.

      11. Compensation. Directors as such shall receive no compensation for
          -------------
their services except such fees for attending meetings as may be authorized by a majority of the entire Board of Directors from time to time, not to exceed $250.00 per director per meeting; provided, that this does not preclude any director from serving the corporation in any other capacity and receiving compensation therefor, nor does it preclude the Board of Directors from authorizing the reimbursement of expenses incurred by directors in attending meetings of the Board of Directors or of any committee created by the Board of Directors.

                                ARTICLE III.

                                  OFFICERS

       1. Officers Enumerated--Election. The officers of the corporation shall
          ------------------------------
be a President, a Secretary and a Treasurer (together with one or more Vice Presidents, an Assistant Secretary, Assistant Treasurer and Chairman of the Board, if such are desired by the Board of Directors), all of whom shall be elected by the Board of Directors at the annual meeting thereof, to hold office for the term of one (1) year, and until their successors are elected and qualified.

       2. Qualifications. None of the officers of the corporation except the
          ---------------
President need be a director. Any two or more corporate officers may be held by the same person, except the offices of President and Secretary.

       3. The Chairman of the Board. The Chairman of the Board, if one is
          --------------------------
elected, shall be the Chief Executive Officer and shall be responsible for carrying out the plans and directives of the Board of Directors. He shall preside at all meetings of the Board of Directors and of the shareholders, shall report to and consult with the Board of Directors and shall have such other powers and duties as the Board of Directors may from time to time prescribe.

     4. The President. The President must be a director of the corporation. He
        -------------
shall exercise the usual executive powers pertaining to the office of President. In the absence of a Chairman of the Board, he shall preside at meetings of the Board of Directors and of the shareholders and perform such other duties as the Board of Directors may from time to time designate.

     5. The Vice President. The Vice President, if one is elected, shall act
        ------------------
as President in the absence or disability of the President and shall perform such other duties as the directors may from time to time designate.

     6. The Secretary. The Secretary, personally or with the assistance of
        -------------
others, shall keep records of the proceedings of the directors and shareholders, attest all certificates of stock, deeds, bonds, contracts and other obligations or instruments in the name of the corporation; keep the corporate seal and affix the same to certificates of stock and other proper documents; keep a record of the issuance of certificates of stock and the transfers of the same; and perform such other duties as the Board of Directors may from time to time designate.

     7. The Treasurer. The Treasurer shall have the care and custody, and be
        -------------
responsible for, all funds and securities of the corporation, and shall cause to be kept regular books of account. He shall cause to be deposited all funds and other valuable effects in the name of the corporation in such depositories as may be designated by the Board of Directors. In general, he shall perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board of Directors.

     8. Vacancies. Vacancies in any office arising from any cause may be
        ---------
filled by the Board of Directors at any regular or special meeting.

     9. Other Officers and Agents. The Board of Directors may appoint such
        -------------------------
other officers and agents as it shall deem necessary or expedient, who shall hold their office for such terms, and shall exercise such powers and perform such duties, as shall be determined from time to time by the Board of Directors.

     10. Compensation. The compensation of all officers of the corporation
         ------------
shall be fixed by the Board of Directors.

                                 ARTICLE IV

                      SHARES AND CERTIFICATES OF SHARES
                      ---------------------------------

     1. Share Certificates. Share certificates shall be issued in numerical
        ------------------
order, and each shareholder shall be entitled to a certificate signed by the President, attested by the Secretary, and sealed with the corporate seal. Facsimiles of the signatures and seal may be used, as permitted by law. Every share certificate shall state:

          (a) The corporation is organized under the laws of the State of Washington;

          (b) The name of the person to whom issued;

          (c) The number, class and series (if any) of shares which this certificate represents;

          (d) The par value of each share represented, or a statement that such shares have no par value;

          (e) If the corporation is authorized to issue shares of more than one class, that upon request and without charge, the corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class.

     2. Consideration for Shares. Shares of this corporation may be issued for
        ------------------------
such consideration expressed in dollars (not less than par, if the shares have par value) as shall be fixed from time to time by the Board of Directors. The consideration for the issuance of shares may be paid in whole or in part in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. Neither promissory notes or future services shall constitute payment or part payment for shares. The reasonable charges and expenses of organi-zation or reorganization and the reasonable expenses of and compensation for the sale or underwriting or its shares may be paid or allowed by the corporation out of the consideration received by it in payment for its shares without rendering the shares not fully paid or assessable.

     3.  Transfers.  Shares may be transferred by delivery of the certificate,
         ---------
accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation.

     4.  Loss or Destruction of Certificates.  In the event of the loss or
         -----------------------------------
destruction of any certificate, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Secretary of such loss or destruction, and upon the giving of security, by bond or otherwise, satisfactory to the Secretary against loss to the corporation.

     5.  Closing Stock Transfer Books and Fixing Record Date.  For the purpose
         ---------------------------------------------------
of determining shareholders entitled to notice of or to vote at any meeting of shareholders of any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for the payment of any distribution, the allotment of rights, the conversion or exchange of any securities by their terms or any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


                                  ARTICLE V

                         BOOKS, RECORDS AND REPORTS
                         --------------------------

     1. Records of Corporate Meetings and Share Register. The corporation
        ------------------------------------------------
shall keep complete records of all proceedings of the Board of Directors and shareholders and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, the number and class of shares held by each and the dates they acquired same.

     2. Copies of Resolutions. Any person dealing with the corporation may
        ---------------------
rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President or Secretary.

     3. Books of Account. The corporation shall keep appropriate and complete
        ----------------
books of account.

     4. Examination of Records. Upon presenting a written demand requesting
        ----------------------
examination and providing a detailed statement of the purpose of such examination, any shareholder of record for at least six months or holder of 5% of the outstanding shares of the corporation shall have the right to examine for any proper purpose, in person or by his attorney or agent, during usual business hours, the corporation's list of its shareholders, records of accounts and minutes of meetings and make extracts therefrom.

     5. Annual Report. The President and the Secretary shall, within thirty
        -------------
(30) days after each annual meeting and at such other times as they may see fit, sign and cause to be filed with the Secretary of State of the State of Washington and the County Auditor of the county wherein this corporation has its registered office, the annual report of the corporation required by law.

                                 ARTICLE VI

                                 FISCAL YEAR
                                 -----------

     The fiscal year of the corporation shall be the twelve (12) month period ending September 30 of each calendar year.


                                 ARTICLE VII
                               CORPORATE SEAL
                               --------------

     The corporate seal of the corporation shall be in the following form:





                                ARTICLE VIII

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS
                  -----------------------------------------

     Every person heretofore, now, or hereafter serving as a director, officer or employee of the corporation, and every person heretofore, now, or hereafter serving at the written request of the corporation (or at its oral request subsequently confirmed in writing), as a director, officer or employee of another corporation or other business association in which the corporation owns shares of capital stock or other proprietary interest or of which the corporation is a creditor shall be indemnified and held harmless by the corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit or proceeding, civil or criminal, in which he may become involved as a party or otherwise by reason of his being or having been a director, officer, or employee of the corporation, or of another corporation or other business association in which the corporation owns shares of capital stock or other proprietary interest or of which the corporation is a creditor, whether or not he continues to be such at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term "loss, cost, liability and expense" shall include all expenses incurred in the defense of such claim, action, suit or proceeding and the amounts of judgments, fines, or penalties levied or rendered against any such person; provided, however, that no such person shall be entitled to indemnity hereunder unless the Board of Directors of the corporation determines in good faith that such person was acting in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interests of the corporation or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such claim, action, suit or proceeding, whether actually commenced or threatened. Expenses incurred with respect to any such claim, action, suit or proceeding may be advanced by the corporation prior to the final disposition thereof upon receipt of an undertaking satisfactory in form and amount to the Board of Directors by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any person may be otherwise entitled by contract or as a matter of law.

                                 ARTICLE IX

                             AMENDMENT OF BYLAWS
                             -------------------

       1. By the Shareholders. These Bylaws may be amended or repealed at any
          --------------------
regular or special meeting of the shareholders if notice of the proposed amendment or repeal is contained in the notice of the meeting.

       2. By the Board of Directors. These Bylaws may be amended or repealed by
          --------------------------
the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board, if notice of the proposed amendment or repeal is contained in the notice of the meeting. However, the Board of Directors shall not amend or repeal any Bylaw in such manner as to affect the qualifications, classifications, term of office or compensation of the directors in any way except, pursuant to procedures for amending these Bylaws, to increase or decrease the number of directors or to authorize fees and reimbursement of expenses for attending directors' meetings within the limits prescribed in these Bylaws. Any action of the Board of Directors with respect to the amendment or repeal of these Bylaws is hereby made expressly subject to amendment or repeal by the shareholders.

                                  ARTICLE X
                    MISCELLANEOUS STATUTORY RESTRICTIONS
                    ------------------------------------

     1. Purchase of Own Shares. The corporation shall have the right to
        ----------------------
purchase its own shares to the extent of unreserved and unrestricted earned or capital surplus except as prohibited by law.

     2. Loans. No loans shall be made by the corporation to its officers or
        -----
directors unless first approved by the holders of two-thirds (2/3) of the voting shares and no loan shall be made by the corporation secured by its shares.


                                 ARTICLE XI

                     MISCELLANEOUS PROCEDURAL PROVISIONS
                     -----------------------------------

     1. Rules of Order. The rules contained in the most recent edition of
        --------------
Robert's Rules of Order, Revised, shall govern all meetings of shareholders and directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws or special rules of order of the corporation.




                                       Adopted and effective as of          19
                                                                   --------   --
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+                              MINUTE BOOK                                    +
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NOV-18-69       000196           .235964              -- -- FF S          2.00
                                                               -

Date           Serial No.    Receiving Number        Classification      Amount
===============================================================================

                            ALABAMA METALLURGICAL

                               FILING ARTICLES

                        KING COUNTY AUDITOR'S OFFICE



NOV-18-69       000196           .235964              -- -- FF S          2.00
                                                               -


                          ROBERT A. MORRIS, AUDITOR

[ART OF INCORP APPEARS HERE]